                                                                   EXHIBIT 21.1



                                CAERE CORPORATION


                         SUBSIDIARIES OF THE REGISTRANT

                                DECEMBER 31, 1998




SUBSIDIARY LEGAL NAME                                  JURISDICTION
---------------------                                  ------------
Caere FSC Corporation                                  Territory of Guam
Caere GmbH                                             Germany
Recognita Rt.                                          Hungary
Caere BV                                               The Netherlands
Caere SARL                                             France